UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

ALBIREO PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

53 State Street, 19th Floor Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 9, 2023, Albireo Pharma, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Ipsen Biopharmaceuticals, Inc., a Delaware corporation (“Parent”) and wholly owned subsidiary of Ipsen S.A., a French société anonyme (“Ipsen S.A.”) and Anemone Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent and, solely for purposes of Sections 9.5, 9.6, 9.8 and 9.11 thereof, Ipsen Pharma SAS, a French société par actions simplifiée (“Guarantor”).

Pursuant to the Merger Agreement, on January 23, 2023, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), for (i) $42.00 per Share in cash, without interest (the “Closing Amount”), plus (ii) one (1) non-transferable contractual contingent value right per Share (a “CVR”), representing the right to receive a contingent payment of $10.00 per CVR, net to the holder in cash, without interest, upon the achievement of a certain milestone (“Milestone”) set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), by and between Parent, Guarantor and Computershare Trust Company, N.A., as rights agent (the Closing Amount plus one (1) CVR, collectively, the “Offer Price”). There can be no assurance that the Milestone will be achieved or that any payment with respect to the CVRs will be made.

The Offer, as extended, expired at 11:59 p.m., Eastern Time, on March 1, 2023 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as paying agent for the Offer (the “Paying Agent”), has advised the Company and Merger Sub that, as of the Expiration Time, 12,229,316 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee) had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 59% of the outstanding Shares as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on March 2, 2023, Merger Sub irrevocably accepted for payment all Shares that were validly tendered, and not properly withdrawn, pursuant to the Offer. In addition, the Paying Agent has advised the Company and Merger Sub that, as of the Expiration Time, 5,618,538 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 27% of the issued and outstanding Shares as of the Expiration Time. Payments for the Shares accepted for payment pursuant to the Offer were made on March 2, 2023 to the Paying Agent, which will transmit such payments to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer. The Closing Amount was paid from available cash of Parent or its affiliates.

Following the completion of the Offer, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on March 2, 2023, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares (1) held by the Company (or in the Company’s treasury) or by any subsidiary of the Company, or by Parent, Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time, or by Company stockholders who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (2) irrevocably accepted for purchase in the Offer) will be automatically converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable legal requirements.

Pursuant to the Merger Agreement, effective as of the Effective Time, the treatment of the Company’s then-outstanding options to purchase Shares (each a “Company Option” and collectively, the “Company Options”), whether vested or unvested, was as follows:

•	each Company Option that was granted prior to the date of the Merger Agreement having an exercise price per Share less than the Closing Amount was cancelled and converted into the right to receive (A) cash in an amount, without interest, equal to the product of (x) the total number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per Share under such Company Option and (B) one CVR for each Share subject to such Company Option immediately prior to the Effective Time;

•	each Company Option that was granted prior to the date of the Merger Agreement having an exercise price per Share equal to or greater than the Closing Amount and less than the Offer Price was cancelled and converted into the right to receive, if the Milestone is achieved, cash in an amount equal to the product of (A) the total number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (B) the excess of (x) the sum of (I) the Closing Amount and (II) the amount per Share in cash payable under the CVR Agreement over (y) the exercise price payable per Share under such Company Option; and

•	each Company Option (A) that was granted on or after the date of the Merger Agreement or (B) having an exercise price per Share equal to or greater than the Offer Price was cancelled without any consideration, and has no further force or effect.

Pursuant to the Merger Agreement, effective as of the Effective Time, the treatment of the Company’s then-outstanding restricted stock units in respect of Shares (each a “Company RSU” and collectively, the “Company RSUs”), was as follows:

•	each Company RSU that was granted prior to the date of the Merger Agreement, and each Company RSU that was granted on or after the date of the Merger Agreement and that is designated in the confidential disclosure schedules as an “Accelerated 2023 RSU,” was cancelled and converted into the right to receive (1) cash in an amount, without interest, equal to the product of (x) the total number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Closing Amount and (2) one CVR for each Share subject to such Company RSU immediately prior to the Effective Time; and

•	each Company RSU that was granted on or after the date of the Merger Agreement and that is designated in the confidential disclosure schedules as a “Cancelled 2023 RSU” was cancelled and has no further force or effect, and in lieu of such cancelled RSUs, the Company has established a cash retention award program under which participants will be eligible for cash awards in accordance with the program.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 9, 2023 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The aggregate Closing Amount is approximately $880 million.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2023, the Company (a) notified Nasdaq of the consummation of the Merger and (b) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on Nasdaq will be suspended as of the close of business on March 2, 2023. The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on March 2, 2023, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Susan Alesina, David Chiswell, Ph.D., Ronald H.W. Cooper, Habib Dable, Michael Gutch, Ph.D., Craig Hopkinson, M.D., Stephanie S. Okey, M.S. and Davey S. Scoon ceased to serve in his or her respective position as a member of the Company’s Board of Directors, and any committee thereof effective as of the Effective Time, and (ii) Francois Garnier and Aymeric Le Chatelier, each a director of Merger Sub immediately prior to the Effective Time, became directors of the Company, in each case, effective as of the Effective Time.

In accordance with the terms of the Merger Agreement, Christelle Huguet and Jennifer Benenson, each an officer of Merger Sub immediately prior to the Effective Time, became officers of the Company, in each case, effective as of the Effective Time. Further, pursuant to a unanimous written consent of the Company’s Board of Directors, dated as of March 2, 2023, Christelle Huguet, Jennifer Benenson, Elliot Beimel, Heather White, Alan Sokaler, Ronald H.W. Cooper, Simon Harford, Pamela Stephenson, Jan Mattson, Ph.D., Martha Carter, Jason Duncan, Michelle Graham and Paul Streck, M.D. were appointed as President, Senior Vice President, North America General Counsel, and Secretary, Vice President, Finance North America, and Treasurer, Senior Vice President, Clinical Development Operations R&D, Senior Director, Tax, Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Chief Scientific Officer, Chief Regulatory Officer, General Counsel, Chief Human Resources Officer and Chief Medical Officer, respectively, of the Company, effective as of immediately following the consummation of the Merger. Biographical and other information with respect to Francois Garnier, Aymeric Le Chatelier, Christelle Huguet, Jennifer Benenson and Elliot Beimel is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Ipsen S.A. on January 23, 2023 and is incorporated herein by reference. Biographical and other information with respect to Ronald H.W. Cooper, Simon Harford, Pamela Stephenson, Jan Mattson, Ph.D., Martha Carter, Jason Duncan and Michelle Graham is set forth in the Company’s most recent definitive proxy statement filed with the SEC on April 21, 2022 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s third amended and restated certificate of incorporation and second amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2023, by and among the Company, Parent, Merger Sub and, solely for the limited purposes set forth therein, Guarantor (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by Albireo on January 9, 2023).

3.1*	Third Amended and Restated Certificate of Incorporation of the Company.

3.2*	Second Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

By:	/s/ Ronald H.W. Cooper
Name:	Ronald H.W. Cooper
Title:	Chief Executive Officer

Dated: March 2, 2023